COMMON SHARES
INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA
IRWIN FINANCIAL CORPORATION
NO PAR VALUE
FULLY PAID AND NONASSESSABLE COMMON SHARES, NO PAR VALUE, OF
IRWIN FINANCIAL CORPORATION
NATIONAL CITY BANK
SECRETARY

IRWIN FINANCIAL CORPORATION
A STATEMENT, IN FULL, OF THE RELATIVE RIGHTS, INTERESTS, PREFERENCES AND RESTRICTIONS OF THE CLASS OF SHARES REPRESENTED BY THIS CERTIFICATE WILL BE FURNISHED BY THE CORPORATION TO ANY SHAREHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.
The following abbreviations, when used in the inscription on the face of this certificate,. shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM —as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of Survivorship and not as tenants Act in common (State) Additional abbreviations may also be used though not in the above list PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE UNIF GIFT MIN ACT — Custodian (Cust) (Minor)
under Uniform Gifts : to Minors
Signature(s) Guaranteed
NOTICE THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAM(S) AS WRITTEN UPON NOTICE: THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT On
ANY CHANGE WHATEVER.
By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-l5.
THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN IRWIN FINANCIAL CORPORATION (THE “COMPANY”) AND IRWIN UNION BANK AND TRUST COMPANY, DATED AS OF MARCH 1. 2001 (THE “RIGHTS AGREEMENT’), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER. SHALL BECOME NULL AND VOID.